UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2020

Intercept Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35668 (Commission File Number)	22-3868459 (IRS Employer Identification No.)

10 Hudson Yards, 37th Floor

New York, NY 10001

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ICPT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Leadership Transition Announced; Jerome Durso Appointed President and Chief Executive Officer

On December 10, 2020, Intercept Pharmaceuticals, Inc. (the “Company”) announced that Jerome (Jerry) Durso, currently Chief Operating Officer, will succeed Mark Pruzanski as President and Chief Executive Officer, effective January 1, 2021. Mr. Durso will also be appointed to the Board of Directors (the “Board”) following the transition. Dr. Pruzanski will remain with the Company as a director on the Board and retained adviser to the Company.

Mr. Durso, age 53, has served as the Company’s Chief Operating Officer since February 2017 and has played a critical leadership role in managing all aspects of the Company’s business globally, including the continued growth of the PBC business in over 35 countries with more than $310 million in revenues anticipated this year. Mr. Durso has over 25 years of experience in building and leading commercial and business operations at life sciences organizations both in the United States and abroad. Prior to joining the Company, Mr. Durso served as a consultant to the biopharmaceutical industry from September 2015 to February 2017. Mr. Durso spent the majority of his career at Sanofi, a global pharmaceutical company, where he served as Senior Vice President, Chief Commercial Officer of the Global Diabetes Division. Prior to that, Mr Durso was Senior Vice President, Chief Commercial Officer of Sanofi’s U.S. pharmaceuticals business and also served in a number of commercial leadership roles of increasing responsibility in business unit and brand management, marketing and sales since he first joined Sanofi in 1993.

In connection with his promotion to the position of President and Chief Executive Officer, Mr. Durso and the Company entered into an amended and restated employment agreement (the “Employment Agreement”), dated December 9, 2020, which sets forth amended terms and conditions of Mr. Durso’s employment with the Company. The Employment Agreement, which has an initial 2-year term with automatic renewal each year thereafter, provides that Mr. Durso shall (i) receive an annual base salary of $690,750 (“Base Salary”) and (ii) be eligible for an annual target bonus in an amount equal to 70% of his base salary (commencing with the Company’s 2021 fiscal year).

The Employment Agreement provides that in the event that the Company does not renew Mr. Durso’s employment at the end of his employment term, Mr. Durso is terminated by the Company without cause, as defined in the Employment Agreement, or he resigns with good reason, as defined in the Employment Agreement, Mr. Durso will be entitled to receive (i) 12 months of his base salary in effect at the time of termination (paid in accordance with the Company’s payroll), (ii) a lump sum payment equal to his target annual bonus and (iii) continued participation in the Company’s group health and dental plans and the payment of his premiums for 12 months (or the cost of COBRA coverage for such period) for him and his dependents covered under the Company’s group health and dental plans prior to termination. In the event that Mr. Durso does not renew his employment at the end of the employment term, is terminated for cause, is terminated due to death or disability, or terminates his employment without good reason, Mr. Durso will not be entitled to any compensation or benefits other than any accrued but unpaid compensation and benefits or as otherwise required by law.

The Employment Agreement further provides that if either the Company does not renew the employment of Mr. Durso at the end of his respective employment term, Mr. Durso is terminated by the Company without cause or he resigns with good reason (as such terms are defined in the Employment Agreement), all of Mr. Durso’s equity awards and stock options that would have vested within 2 years of the termination date will vest upon effectiveness of a release of claims and all vested stock options will be exercisable for up to one year from the effective date of termination unless the stock plan pursuant to which the option is granted requires earlier termination.

In the event that Mr. Durso is terminated by the Company for cause, by Mr. Durso by reason of non-renewal of the Employment Agreement, or by Mr. Durso without good reason, all unvested equity awards and stock options granted will immediately be forfeited and all vested options will be exercisable for up to one year following termination unless the stock plan pursuant to which the option is granted requires earlier termination.

In the event of a termination of Mr. Durso’s employment within 3 months prior to or within 12 months following a change in control of the Company (as defined in the Employment Agreement) (i) by the Company by reason of non-renewal of the Employment Agreement, (ii) by Mr. Durso for good reason or (iii) by the Company without cause, Mr. Durso will be entitled to receive (a) an amount equal to 24 months of his then-current monthly base salary payable as a single lump sum, (b) an amount equal to 2 times his target annual bonus payable as a single lump sum and (c) benefit continuation for up to 24 months. In such instances of termination, all of Mr. Durso’s unvested equity awards and stock options will, upon effectiveness of a release of claims, become fully vested and all of his vested stock options will be exercisable for a period of one year following the effective date of termination unless the stock plan pursuant to which the option is granted requires earlier termination.

Retirement of Mark Pruzanski, M.D., as President and Chief Executive Officer

Effective January 1, 2021, Mark Pruzanski, M.D., will retire from his position as President and Chief Executive Officer. During the period commencing on January 1, 2021 (the “Transition Date”) and ending on such date following the first anniversary of the Transition Date as either party may determine (the “Consulting Period”), Dr. Pruzanski will continue to provide consulting services to the Company as a non-employee consultant, including assisting the Company with the transition of Dr. Pruzanski’s duties to the Company’s new leadership team, assisting the Company’s executive team, its Board and other senior Company personnel with respect to specific projects and providing assistance with respect to any investigative, administrative or regulatory proceeding as requested from time to time, as set forth in the retirement and consulting agreement, dated December 9, 2020 (the “Consulting Agreement”), by and between Dr. Pruzanski and the Company. Dr. Pruzanski’s resignation was not the result of any disagreement regarding any matter related to the Company’s operations, policies or practices. Dr. Pruzanski is not retiring from the Board.

Pursuant to the Consulting Agreement, Dr. Pruzanski will receive: (i) a consulting fee of $118,200 per month, payable monthly in arrears, (ii) a reimbursement for all pre-approved reasonable business expenses incurred in connection with providing the services under the Consulting Agreement during the Consulting Period and (iii) continued participation in the Company’s health and dental plans. Dr. Pruzanski will also be entitled to reimbursement for attorney’s fees incurred in connection with entering into the Consulting Agreement. In addition, all outstanding Company equity awards held by Dr. Pruzanski as of December 9, 2020 will continue to vest in equal monthly installments over a period of 12 months following the Transition Date, with any performance-based restricted stock units vesting at the maximum level of performance, subject Dr. Pruzanski’s continued service on the Board or as a consultant and all of his options will be exercisable for a period of up to 3 years following the date of termination unless the stock plan pursuant to which the option is granted requires earlier termination.

Item 7.01.	Regulation FD Disclosure.

On December 10, 2020, the Company issued a press release relating to the matters described in Item 5.02 of this Form 8-K. A copy of this press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing or, in the case of Exhibit 99.1, as expressly set forth below.

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding Dr. Pruzanki’s continued service as a consultant to and director of the Company, the nature and extent of such continued service, and the compensation related thereto. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update any forward-looking statement except as required by law. These forward-looking statements are based on estimates and assumptions by the Company’s management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks. Actual results may differ materially from historical results or those anticipated or predicted by the Company’s forward-looking statements as a result of various important factors, including, but not limited to, the impact of general economic, industry, market or political conditions and the other risks and uncertainties identified in the Company’s periodic filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the period ended September 30, 2020.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement by and between Intercept Pharmaceuticals, Inc. and Jerome Durso, dated December 9, 2020
10.2	Retirement and Consulting Agreement by and between Intercept Pharmaceuticals, Inc. and Mark Pruzanski, M.D., dated December 9, 2020
99.1	Press Release of Intercept Pharmaceuticals, Inc. dated December 10, 2020
104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

By:	/s/ Sandip Kapadia
	Name:	Sandip Kapadia
	Title:	Chief Financial Officer and Treasurer

Date: December 10, 2020

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